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                  UNITED STATES SECURITIES EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT #2

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 30, 2003.

                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        000-27038                      94-3156479
(State or other jurisdiction of           (Commission                    (IRS Employer
        incorporation)                   File Number)                 Identification No.)

                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                             ---------------------
                     Address of principal executive offices

                                 (978) 977-2000
                             ---------------------
               Registrant's telephone number, including area code

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 14, 2003, ScanSoft, Inc. (the "Registrant") filed a report on Form 8-K with respect to the January 30, 2003 acquisition of the Speech Processing Telephony and Voice Control business units (the "Business") from Royal Philips Electronics N.V., a limited liability company organized under the laws of the Netherlands ("Philips"). On March 24, 2003, the Registrant filed the required financial statements and pro forma financial information relating to the acquired Business, for the periods specified under Regulation S-X, as Amendment No. 1 to such Form 8-K. Subsequent to the filing of Amendment No. 1 to such Form 8-K, the Registrant has received additional financial statements for the period subsequent to September 30, 2002. By this Amendment No. 2 to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include such additional financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     The following financial statements of the Business are filed with this report:

                                                               PAGE
                                                               ----
Report of Independent Auditors..............................    5
Combined Balance Sheets as of December 31, 2001 and December
  31, 2002..................................................    6
Combined Statements of Operations and Comprehensive Loss for
  the years ended December 31, 2001 and 2002................    7
Changes in the Net Investment of the Philips Group for the
  years ended December 31, 2001 and 2002....................    8
Combined Statements of Cash Flows for the years ended
  December 31, 2001 and 2002................................    9
Notes to Combined Financial Statements......................   10

     (b) Pro Forma Financial Information.

     The following unaudited pro forma combined financial statements are filed with this report:

                                                               PAGE
                                                               ----
Introduction to Unaudited Pro Forma Combined Financial
  Statements................................................    28
Unaudited Pro Forma Combined Statement of Operations for the
  year ended December 31, 2002..............................    29
Unaudited Pro Forma Combined Statement of Operations for the
  three months ended March 31, 2003.........................    30
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................    31

     (c) Exhibits

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   2.1(1)      Purchase Agreement, dated as of October 7, 2002, by and
               between Koninklijke Philips Electronics N.V., a limited
               liability company organized under the laws of The
               Netherlands, and ScanSoft, Inc.
   2.2(2)      Amendment No. 1, dated as of December 20, 2002, to Purchase
               Agreement, dated as of October 7, 2002, by and between
               Koninklijke Philips Electronics N.V., a limited liability
               company organized under the laws of The Netherlands, and
               ScanSoft, Inc.
   2.3(3)      Amendment No. 2, dated as of January 29, 2003, to Purchase
               Agreement, dated as of October 7, 2002, by and between
               Koninklijke Philips Electronics N.V., a limited liability
               company organized under the laws of The Netherlands, and
               ScanSoft, Inc.
  23.1         Consent of KPMG Accountants N.V.
  99.1#        Press Release as of January 30, 2003.

---------------

#  Previously filed.

(1) Incorporated by reference from Exhibit 2.4 of the Company's Amendment No. 2 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on January 6, 2003.

(2) Incorporated by reference from Exhibit 2.5 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

(3) Incorporated by reference from Exhibit 2.6 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          INDEPENDENT AUDITORS' REPORT

The Supervisory Board of Royal Philips Electronics N.V.

     We have audited the accompanying combined balance sheets of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2002, and the related combined statements of operations and comprehensive loss, changes in the net investment of the Philips Group, and cash flows for each of the years in the two-year period ended December 31, 2002. These combined financial statements are the responsibility of Philips Speech Processing Telephony and Voice Control's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2002, and the results of its operations and its cash flows for the two-year period ended December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

/s/ KPMG Accountants N.V.                                  KPMG Accountants N.V.

Eindhoven, The Netherlands
June 10, 2003

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
                                         ASSETS
CURRENTS ASSETS:
  Cash......................................................         23             7
  Accounts receivable, net (Notes 3 and 16).................      3,036         3,359
  Receivables from related parties (Note 13)................        512           347
  Inventory, net (Note 4)...................................        662           291
  Deferred income taxes (Notes 9 and 13)....................         25             0
  Other current assets (Note 5).............................        240           216
                                                                 ------         -----
TOTAL CURRENT ASSETS........................................      4,498         4,220
                                                                 ------         -----
Property, plant and equipment, net (Notes 6 and 15).........        521           336
Intangible assets, net (Note 7).............................        184           117
                                                                 ------         -----
TOTAL ASSETS................................................      5,203         4,673
                                                                 ======         =====
                   LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP
CURRENT LIABILITIES:
  Accounts payable..........................................        850           483
  Deferred income...........................................      1,481           572
  Payables to related parties (Note 13).....................      1,541           672
  Deferred income tax liability (Notes 9 and 13)............         17            16
  Other accrued liabilities (Note 8)........................      2,153         2,896
                                                                 ------         -----
TOTAL CURRENT LIABILITIES...................................      6,042         4,639
                                                                 ------         -----
Long-term provisions (Note 10)..............................        269           245
TOTAL LIABILITIES...........................................      6,311         4,884
                                                                 ------         -----
Commitments and contingencies (Note 14)
NET INVESTMENT OF THE PHILIPS GROUP.........................     (1,108)         (211)
                                                                 ------         -----
TOTAL LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP...      5,203         4,673
                                                                 ======         =====

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

            COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Revenue:
  Revenue, third parties....................................     15,801         16,127
  Revenue, related parties..................................      2,890            582
TOTAL REVENUE (NOTES 13 AND 15).............................     18,691         16,709
Cost of sales...............................................      3,288          2,519
GROSS PROFIT................................................     15,403         14,190
                                                                -------        -------
Operating expenses:
  Selling and marketing.....................................     15,066         12,415
  Research and development (Note 13)........................     13,512         10,421
  General and administrative (Note 13)......................      3,877          3,739
Total operating expenses....................................     32,455         26,575
OPERATING LOSS..............................................    (17,052)       (12,385)
                                                                -------        -------
Interest revenue, net (Note 13).............................          2              3
LOSS BEFORE INCOME TAXES....................................    (17,050)       (12,382)
                                                                -------        -------
Income tax benefit (Note 9).................................      1,364            333
NET LOSS....................................................    (15,686)       (12,049)
                                                                =======        =======
Components of other comprehensive income:
  Foreign currency translation adjustments..................         58            (41)
COMPREHENSIVE LOSS..........................................    (15,628)       (12,090)
                                                                =======        =======

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

               CHANGES IN THE NET INVESTMENT OF THE PHILIPS GROUP

                                                               NET INVESTMENT OF THE
                                                                   PHILIPS GROUP
                                                               ---------------------
                                                                   (IN THOUSANDS
                                                                    OF EURO'S)
BALANCE DECEMBER 31, 2000...................................              972
Net cash transfer from Philips..............................           13,548
Components of comprehensive income:
  Net loss..................................................          (15,686)
  Foreign currency translation adjustments..................               58
BALANCE DECEMBER 31, 2001...................................           (1,108)
Net cash transfer from Philips..............................           12,987
Components of comprehensive income:
  Net loss..................................................          (12,049)
  Foreign currency translation adjustments..................              (41)
BALANCE DECEMBER 31, 2002...................................             (211)

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Cash flows from operating activities:
Net loss....................................................    (15,686)       (12,049)
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities
  Deferred taxation.........................................     (1,260)            24
  Depreciation and amortization.............................        607            438
  Change in assets and liabilities:
     Accounts receivable, net...............................      1,033           (323)
     Related parties, net...................................          2           (704)
     Inventory, net.........................................        851            371
     Other current assets...................................        207             24
     Accounts payable.......................................        (69)          (367)
     Deferred income and other accrued liabilities..........        (30)          (166)
     Long-term provisions...................................         85            (24)
Effect of exchange rate changes.............................        (38)           105
NET CASH USED IN OPERATING ACTIVITIES.......................    (14,298)       (12,671)
Cash flows from investing activities:
  Purchases of property, plant and equipment................       (201)          (189)
Effect of exchange rate changes.............................         --              3
NET CASH USED IN INVESTING ACTIVITIES.......................       (201)          (186)
Cash flows from financing activities:
  Net cash transferred from Philips.........................     13,606         12,946
Effect of exchange rate changes.............................          4           (107)
NET CASH PROVIDED BY FINANCING ACTIVITIES...................     13,610         12,839
Effect of exchange rate changes.............................         34              2
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (855)           (16)
Cash and cash equivalents, beginning of period..............        878             23
Cash and cash equivalents, end of period....................         23              7
Supplementary information:
  Cash received from Philips for income taxes...............      9,897            105
  Cash received from (paid to) Philips for interest.........       (576)             2

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

1.  DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION

  DESCRIPTION OF THE COMPANY

     PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL (PSP), a division of Royal Philips Electronics N.V. (Philips and Philips Group) is active in the field of speech processing technology. Starting from the traditional tape-recorded dictation Philips in the past two decades has become a global leader in the field of speech processing, offering a wide portfolio of state-of-the-art products and technologies. Philips Speech Processing Telephony is offering speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. Philips Speech Processing Voice Control is operating on the market for speech-enabled automotive and mobile products. It offers a product portfolio including small footprint speech recognition engines for embedded applications like voice controlled climate, navigation and entertainment features within cars as well as voice dialing within mobile phones. With presence in Aachen, Germany, Dallas, USA, and Taipei, Taiwan PSP is able to cover the global market with products supporting more than 40 languages and that can process a vocabulary of more than one million words.

     Royal Philips Electronics N.V., the Netherlands, and ScanSoft, Inc., of Peabody, MA, USA entered into a purchase agreement in which ScanSoft acquires the business, employees and intellectual property of Philips Speech Processing Telephony and Philips Speech Processing Voice Control. The transaction was consummated on January 30, 2003. See note 17 for additional disclosure of the transaction.

  BASIS OF PRESENTATION

     The combined financial statements reflect the financial position, results of operations, changes in net investment of the Philips Group, and cash flows of the PSP business unit of Philips as if PSP had been a separate entity for all periods presented. The combined financial statements have been prepared using Philips' historical basis for PSP's assets and liabilities and results of operations, which have been stated in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in preparation of the combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts, including directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips, or as an autonomous public company, for all periods presented.

     PSP purchases components used in the production process, as well as equipment and supplies under collective purchase agreements and purchase conditions negotiated by Philips. Management believes that the benefits derived from such agreements and conditions would unlikely have been obtained had PSP been a stand-alone company.

     The pension and other postretirement benefit costs attributable to PSP have been based on the charge incurred by individual operations in respect of specific plans of which employees of PSP are members. For the purposes of presentation of the combined financial statements, the participation in the Philips plans has been treated as participation in various multi-employer plans. The charges included in the combined financial statements reflect the arrangements of Philips and are therefore not necessarily indicative of the pension and other postretirement benefit costs had PSP been a stand-alone company. During the year

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ended December 31, 2001, PSP has benefited from contribution holidays with respect to certain over-funded Philips pension plans. During 2002 no contribution holidays existed anymore. Upon divestment, PSP will not benefit from any contribution holidays, as the employees will no longer participate in Philips' plans.

     Because in the past PSP was not a separate legal group of companies or a separate holding company within the Philips Group of companies, the proportion of share capital and reserves attributable to PSP has been shown in the combined balance sheets as part of the "Net investment of the Philips Group". For the purpose of these combined financial statements, interest charge is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods. In addition, PSP has a number of short-term balances with other Philips Group businesses. These balances arise from trading transactions and services or other items and have been aggregated on the combined balance sheets under the headings "Receivables from related parties" and "Payables to related parties".

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis. The current tax expense is assumed to be settled within the financial period following the period in which it arises. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Other significant features of the PSP divestment from Philips are described in Note 17.

     The financial information included herein is not necessarily indicative of the combined results of operations, financial position, changes in the net investment of the Philips Group and cash flows of PSP in the future or what they would have been for the periods presented had PSP been a separate stand-alone entity.

  REPORTING CURRENCY

     The Euro is used as reporting currency. The financial statements of foreign operations are translated into euros. Assets and liabilities are translated using the exchange rates on the respective balance sheet dates. Income and expense items are translated at average rates during the period.

2.  SUMMARY OF ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     Historically, Philips manages cash and cash equivalents on a centralized basis. Cash receipts associated with PSP's business are transferred to Philips on a daily basis and Philips funds PSP's disbursements. These cash transactions are reflected in the caption "Net investment of the Philips Group". In certain countries, however, PSP has dedicated bank accounts, operating under periodic cash pooling with Philips. Furthermore, PSP entities have small amounts of petty cash.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ACCOUNTS RECEIVABLE

     Accounts receivables are stated at face value, net of allowances for doubtful accounts.

  INVENTORY

     Finished goods inventories are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or net realizable value. Provision is made for obsolescence. Work in process comprises deferred costs on uncompleted contracts.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Costs related to maintenance activities are expensed in the period in which they are incurred. Following are the expected useful lives of the assets:

Machines and installations..................................   from 5 to 10 years
Other fixed assets..........................................   from 3 to 5 years

  INTANGIBLE ASSETS

     Intangible assets consists of acquired intellectual property rights consisting of computer software for resale, which is being amortized on the straight-line method over 5 years.

  IMPAIRMENT OF LONG-LIVED ASSETS

     Through December 31, 2001, PSP evaluated the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". Whenever adverse events or changes in business climate result in the expected undiscounted future cash flows from the related asset being less than the carrying value of the asset, an impairment loss would be recognized for the excess of the carrying value of the assets over the expected discounted future cash flows.

     On January 1, 2002, PSP adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The adoption of SFAS No. 144 on January 1, 2002 did not have an impact on the Company's combined financial statements.

  INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets, including assets arising from loss carry forwards, are recognized if it is more likely than not that the asset will be realized.

  REVENUE RECOGNITION

     PSP recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 Revenue Recognition in Financial Statements. Revenue from the sale of hardware and software to end users is recognized upon delivery, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility of the related receivable is reasonably assured.

     Revenue from royalties on sales of PSP's products by original equipment manufacturers to third parties is recognized upon delivery to the third party when such information is available, or when notified by the reseller that such royalties are due as a result of a sale, provided that collectibility of the related receivable is reasonably assured. Revenue from maintenance contracts is recognized ratably over the contract term.

     Revenue from development of custom software is recognized on a completed contract basis. The Company has applied the completed contract method for recognizing revenues on contracts involving software and services which represent significant customization or modification of the software because they do not have the ability to make reasonably dependable estimates of the extent of progress to completion. Accordingly, all project costs and progress payments are deferred until the project is complete. Any anticipated losses are recognized immediately.

  RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Under SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed ", costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. Once established, these costs would be capitalized. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technologies. In the year ended December 31, 2001 and the nine-month period ended September 29, 2002, costs eligible for capitalization were not material.

  PENSION AND OTHER POSTRETIREMENT BENEFITS

     PSP accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with SFAS No. 87, "Employers Accounting for Pensions" and SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", respectively. These plans are generally part of pension and postretirement benefit plans within Philips, and are accounted for by PSP as multi-employer plans.

  STOCK-BASED COMPENSATION

     PSP applies SFAS No. 123, "Accounting for Stock-Based Compensation", which allows companies which have stock-based compensation arrangements with employees to continue to apply the existing accounting required by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Issued to Employees", and to provide pro forma disclosure of the accounting results of applying the fair value method of SFAS No. 123. PSP accounts for stock-based compensation arrangements (related to Philips stock options granted to PSP employees) under the intrinsic value method of APB Opinion No. 25. The following table illustrates the effect on net income if the fair value based method had been applied to all outstanding and unvested awards in each period.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Net loss, as reported.......................................    (15,686)       (12,049)
Deduct: Total share-based employee compensation expense
  determined under fair value based method for all awards,
  net of related tax effects................................       (116)          (148)
Pro forma net loss..........................................    (15,802)       (12,197)
                                                                =======        =======

  USE OF ESTIMATES

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and the accompanying notes. While management bases its assumptions and estimates on the facts and circumstances known at the balance sheet date, actual results could materially differ from those estimates.

  ACCOUNTING STANDARDS NOT YET ADOPTED

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires PSP to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. PSP would also record a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. PSP is required to adopt SFAS No. 143 on January 1, 2003. PSP believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, "Accounting for Leases", which was adopted as required for transactions occurring subsequent to May 15, 2002. PSP believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS No. 146). SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, " Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. PSP believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

     In December 2002, the FASB issued SFAS 148, "Accounting for Stock Based Compensation -- Transition and Disclosure -- an amendment of FASB statement No. 123" ("SFAS 148"). SFAS 148 permits two additional transition methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The Statement also requires new disclosures about the ramp-up effect of stock-based employee compensation on reported results. The Statement also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. PSP has adopted the disclosure requirements as from 2002.

     PSP has decided to adopt the fair value recognition of SFAS 123 accounting "Stock Based Compensation" as from January 1, 2003 prospectively to all employee awards granted, modified or settled after January 1, 2003.

     In November 2002, the Emerging Task-Force issued its consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21") on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) The delivered item(s) has value to the customer on a standalone basis,
(2) There is objective and reliable evidence of the fair value of the undelivered item(s), (3) If the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. However, there may be cases in which there is objective and reliable evidence of the fair value(s) of the undelivered item(s) in an arrangement, but no such evidence for one or more of the delivered items. In those cases, the residual method should be used to allocate the arrangement consideration. The guidance in this Issue is effective for revenue arrangements entered into in fiscal beginning after June 15, 2003. Alternatively, entities may elect to report the change in accounting as a cumulative-effect adjustment in accordance with Opinion 20. If so elected, disclosure should be made in periods subsequent to the date of initial application of this consensus of the amount of recognized revenue that was previously included in the cumulative effect adjustment. PSP believes that the adoption of EITF 00-21 will not have a significant impact on the combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Trade accounts receivable...................................      4,503          5,055
Allowance for doubtful accounts.............................     (1,467)        (1,696)
                                                                 ------         ------
Total accounts receivable, net..............................      3,036          3,359
                                                                 ======         ======

4.  INVENTORY

     Inventory consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Work in process.............................................       606            69
Finished goods..............................................       225           257
Allowance for obsolescence..................................      (169)          (35)
                                                                  ----           ---
Total inventory, net........................................       662           291
                                                                  ====           ===

5.  OTHER CURRENT ASSETS

     Other current assets consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Royalties receivable........................................       22              0
Prepaid expenses and sundry receivables.....................      218            216
                                                                  ---            ---
Total Other current assets..................................      240            216
                                                                  ===            ===

6.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Machines and installations..................................      1,374          1,155
Other fixed assets..........................................      3,730          3,389
Accumulated depreciation....................................     (4,583)        (4,208)
                                                                 ------         ------
Total property, plant and equipment, net....................        521            336
                                                                 ======         ======

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Computer software for resale, gross.........................      230            194
Accumulated amortisation....................................      (46)           (77)
                                                                  ---            ---
Intangible asset, net.......................................      184            117
                                                                  ===            ===

     Amortization of computer software costs was E 46 thousand and E 31 thousand for the year ended December 31, 2001 and the year ended December 31, 2002, respectively. The estimated amortisation expense for the next three years is E 39 thousand per year.

8.  OTHER ACCRUED LIABILITIES

     Other accrued liabilities consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Salaries and wages, holiday allowance, year-end payment.....     1,245          1,113
Accrued holiday rights......................................       335            242
Obligation towards former stock holders.....................       196            165
Accrued sales tax...........................................        56            139
Accrued commercial costs....................................        83            348
Accrued R&D costs...........................................         0            156
Customer deposit............................................         0            330
Others......................................................       238            403
                                                                 -----          -----
Total other accrued liabilities.............................     2,153          2,896
                                                                 =====          =====

9.  INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). The income tax expense reported and the determination of deferred tax assets to be realized in PSP's combined financial statements is based on an as if separate tax return basis.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table presents the principal reasons for the difference between the effective income tax rate and statutory income tax rate in the
Netherlands:

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                                   (IN PERCENTAGES)
Statutory income tax rate in the Netherlands................        35%            35%
Foreign rate differentials..................................         4%             4%
Change in valuation allowance...............................       -31%           -35%
Others......................................................         0%            -1%
Effective income tax rate...................................         8%             3%

     The income tax expense is as follows:

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Income (loss) before income taxes:
  The Netherlands...........................................          0              0
  Foreign...................................................    (17,050)       (12,382)
Income tax benefit (expense):
Current taxes
  The Netherlands...........................................          0              0
  Foreign...................................................        105            357
Deferred taxes
  The Netherlands...........................................          0              0
  Foreign...................................................      1,259            (24)
Income tax benefit..........................................      1,364            333

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The sources of differences between the financial accounting and tax basis of PSP's assets and liabilities that give rise to the net deferred tax assets are as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Deferred tax assets:
  Doubtful accounts.........................................         84             66
  Accrued compensation......................................        131            288
  Taxes other than income taxes.............................         84             10
  Jubilee provision.........................................         19             25
  Others....................................................        174            168
  Property, plant and equipment.............................        110             78
  Net operating losses......................................     29,436         32,941
                                                                -------        -------
TOTAL GROSS DEFERRED TAX ASSETS.............................     30,038         33,576
                                                                -------        -------
Valuation allowance.........................................    (29,978)       (33,546)
NET DEFERRED TAX ASSETS.....................................         60             30
Deferred tax liabilities:
  Fixed assets..............................................         27             21
  Accruals..................................................         17             18
  Others....................................................          8              7
                                                                -------        -------
TOTAL GROSS DEFERRED LIABILITIES............................         52             46
                                                                =======        =======
NET DEFERRED TAX ASSETS (LIABILITIES).......................          8            (16)

     Based upon an as if separate tax return basis, as at December 31, 2002 PSP has incurred E 22.8 million of operating loss carry forwards expiring at various dates through 2022 and E 59.3 million of operating loss carry forwards with no expiration date.

     The valuation allowance for deferred tax assets as of December 31, 2001 and December 31, 2002 was E 30.0 million and E 33.5 million, respectively. The net change in total valuation allowance for the year ended December 31, 2001 and the year ended December 31, 2002 was an increase of E 4.1 million and E 3.5 million, respectively. In assessing the realizability of deferred tax assets, PSP considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. PSP considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that PSP will realize the benefits of those deductible differences for which a valuation allowance has not been recorded.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10.  LONG-TERM PROVISIONS

     Long-term provisions consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Provision for pensions......................................      199            162
Provision for jubilee benefit obligations...................       70             83
                                                                  ---            ---
Total long-term provisions..................................      269            245
                                                                  ===            ===

11.  PENSION AND OTHER POST RETIREMENT COSTS

     Employees of PSP participate in various defined benefit and defined contribution pension plans of the Philips Group. For the purposes of the preparation of these combined financial statements, PSP's participation in the Philips plans has been treated as participation in various multi-employer plans. Accordingly, the charges included in the combined financial statements may not be indicative of the pension and other post retirement costs had PSP been a stand alone entity.

     Pension premium charged for the year ended December 31, 2001 and the year ended December 31, 2002 were E 86 thousand and E 114 thousand, respectively.

     In addition to receiving pension benefits, PSP employees in certain countries participate in other postretirement benefit plans of the Philips Group. These other postretirement benefits under SFAS No. 106 are recorded at the country central level and charged out to the various local entities as part of human resource overhead (surcharge on salaries paid). The charge to PSP is approximately E 13 thousand and E 48 thousand for the year ended December 31, 2001 and the year ended December 31, 2002, respectively.

12.  EQUITY INCENTIVE PLANS

  EXISTING PHILIPS INCENTIVE PLANS

     Philips has granted stock options on its ordinary shares to members of PSP's management and certain key employees under either a Euro (EUR) denominated plan or a United States Dollar (USD) denominated plan. Under Philips' plans, options are granted with an exercise price equal to the fair market value of the underlying ordinary shares on the date of grant. Options are subject to vesting periods typically of three years and expirations of five or ten years. A limited number of options have also been granted under variable plans, subject to achievement of certain financial objectives during multi-year performance cycles. Exercise of all options is restricted by Philips' rules on insider trading.

  STOCK-BASED COMPENSATION

     Pro forma net income information, as required by SFAS No. 123, has been determined as if PSP had accounted for employee share options granted to PSP's employees by Philips under SFAS No. 123's fair value method. The pro forma amounts below are not necessarily representative of the effects of share-based awards on future net income because the plans eventually adopted by PSP after divestment from Philips may differ from Philips share options plans. Accordingly future grants of employee stock options to PSP's employees may not be comparable to awards made to employees while PSP was a part of Philips.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
(EUR -- DENOMINATED)
Risk-free interest rate.....................................       4.66%          4.70%
Expected dividend yield.....................................        1.2%           1.2%
Expected option life........................................     5 yrs.         5 yrs.
Expected stock price volatility                                      49%            53%

(USD -- DENOMINATED)
Risk-free interest rate.....................................       4.77%          4.65%
Expected dividend yield.....................................        1.2%           1.2%
Expected option life........................................     5 yrs.         5 yrs.
Expected stock price volatility                                      49%            49%

     The assumptions were used for these calculations only and do not necessarily represent an indication of management's expectations of future development.

     The following table summarizes information about the number of Philips share options granted to PSP's employees, those outstanding at December 31, 2001 and December 31, 2002 and changes during the period:

          Fixed option plans:

                                                   DECEMBER 31, 2001            DECEMBER 31, 2002
                                               --------------------------   -------------------------
                                                             WEIGHTED                    WEIGHTED
                                                         AVERAGE EXERCISE            AVERAGE EXERCISE
                                               SHARES         PRICE         SHARES        PRICE
                                               -------   ----------------   ------   ----------------
                                                             (IN EUR)                    (IN EUR)
Options outstanding, beginning of period.....    3,200          43.18        9,325          33.77
Options granted..............................    6,125          28.85        6,336          34.78
Options exercised............................
Options forfeited............................                               (3,107)         32.74
Options outstanding, end of period...........    9,325          33.77       12,554          34.53
Weighted average fair value of options
  granted during the year in EUR.............    14.75                       14.90
                                                              (IN USD)                    (IN USD)

Options outstanding, beginning of period.....   24,500          40.61       16,700          29.57
Options granted..............................   11,950          25.68        8,892          30.70
Options exercised............................
Options forfeited............................  (19,750)         40.90       (4,750)         39.08
Options outstanding, end of period...........   16,700          29.57       20,842          27.90
Weighted average fair value of options
  granted during the year in USD.............    11.90                       13.01

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          Variable option plans:

                                                   DECEMBER 31, 2001            DECEMBER 31, 2002
                                               --------------------------   -------------------------
                                                             WEIGHTED                    WEIGHTED
                                                         AVERAGE EXERCISE            AVERAGE EXERCISE
                                               SHARES         PRICE         SHARES        PRICE
                                               -------   ----------------   ------   ----------------
                                                             (IN EUR)                    (IN EUR)
Options outstanding, beginning of period.....    3,200          43.18        9,325          33.77
Options granted..............................    6,125          28.85
Options exercised............................
Options forfeited............................                               (2,675)         32.41
Options outstanding, end of period...........    9,325          33.77        6,650          34.31
Weighted average fair value of options
  granted during the year in EUR.............    14.75
                                                              (IN USD)                    (IN USD)
Options outstanding, beginning of period.....   22,500          42.00       14,700          30.20
Options granted..............................   11,950          25.68
Options exercised............................
Options forfeited............................  (19,750)         40.90       (1,750)         43.04
Options outstanding, end of period...........   14,700          30.20       12,950          28.48
Weighted average fair value of options
  granted during the year in USD.............    11.90

     The following table summarizes information about stock options outstanding at December 31, 2002:

          Fixed option plans:

                                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       --------------------------------------------------   -----------------------------------
                           NUMBER                        WEIGHTED AVERAGE
                       OUTSTANDING AT                       REMAINING       NUMBER EXERCISABLE
                        DECEMBER 31,    EXERCISE PRICE   CONTRACTUAL LIFE    AT DECEMBER 31,     WEIGHTED PRICE
YEAR OF GRANT               2002          PER SHARE          (YEARS)               2002            PER SHARE
-------------          --------------   --------------   ----------------   ------------------   --------------
                                        (price in EUR)                                           (price in EUR)
2000.................       2,500               42.90          7.79                  --                     --
2001.................       4,150               29.14          8.29                  --                     --
2002.................       5,904               34.78          9.29                  --                     --
                                        (price in USD)                                           (price in USD)
1999.................       2,000               24.96           6.5               2,000                  24.96
2000.................       3,000         36.65-43.05          7.46                  --                     --
2001.................       9,950               25.68          8.29                  --                     --
2002.................       5,892               30.70          9.29                  --                     --
TOTAL................      33,396                                                 2,000

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          Variable option plans:

                                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       --------------------------------------------------   -----------------------------------
                           NUMBER                        WEIGHTED AVERAGE
                       OUTSTANDING AT                       REMAINING       NUMBER EXERCISABLE
                        DECEMBER 31,    EXERCISE PRICE   CONTRACTUAL LIFE    AT DECEMBER 31,     WEIGHTED PRICE
                            2002          PER SHARE          (YEARS)               2002            PER SHARE
                       --------------   --------------   ----------------   ------------------   --------------
                                        (price in EUR)                                           (price in EUR)
2000.................       2,500               42.90          7.79                  --                     --
2001.................       4,150               29.14          8.29                  --                     --
                                        (price in USD)                                           (price in USD)
2000.................       3,000       36.65 - 43.05          7.46                  --                     --
2001.................       9,950               25.68          8.29                  --                     --
TOTAL................      19,600

13.  TRANSACTIONS WITH RELATED PARTIES

     PSP sells products to and purchases certain products and services from Philips in the normal course of business. Transactions between PSP and Philips are effected at prices that are intended to reflect the market value of the products and services involved. The following table summarizes transactions between PSP and Philips:

                                                              DECEMBER 31,   DECEMBER 31,
IN THOUSANDS OF EURO'S                                            2001           2002
----------------------                                        ------------   ------------
STATEMENT OF OPERATIONS:
Sales to Philips group......................................     2,890            582
Interest revenue............................................         2              3
Corporate overhead allocation...............................       308            212
Corporate Research..........................................     3,058          1,958

                                                              DECEMBER 31,   DECEMBER 31,
IN THOUSANDS OF EURO'S                                            2001           2002
----------------------                                        ------------   ------------
BALANCE SHEET:
Income taxes receivable (included in Receivables from
  related parties)..........................................       105           259
Trade accounts receivable from Philips Group................       512           347
Trade accounts payable to Philips Group.....................     1,541           672
Deferred income taxes.......................................         8           (16)

     Interest revenue in these combined financial statements is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods.

     Income tax expense has been calculated on an as if separate tax return basis. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts including, but not limited to, directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips.

     Philips Corporate Research is contracted by PSP to perform certain research and development projects; the projects are determined on a yearly basis. The fee charged is reported under Research & Development expenses.

14.  COMMITMENTS AND CONTINGENCIES

     PSP is potentially subject to lawsuits, claims and proceedings, which arise in the ordinary course of business. There are no such matters pending that PSP expects to be material in relation to its business, financial condition or results of operations.

  RENT AGREEMENTS

     PSP has entered into certain short-term contracts to rent office and warehouse facilities. The rent charged to income amounted to E 1,112 thousand and E 1,013 thousand for the year ended December 31, 2001 and the year ended December 31, 2002 respectively, of which E 181 thousand and E 284 thousand respectively relates to charges from Philips based on square meters occupied.

     The table below presents the amounts of rent payable under the present contracts for the upcoming periods.

                                                                 RENT
IN THOUSANDS OF EURO'S                                          AMOUNT
----------------------                                        -----------
Year 2003...................................................      779
Year 2004...................................................      531
Year 2005...................................................      531
Year 2006...................................................      133
Year 2007 and later.........................................        0

15.  GEOGRAPHICAL INFORMATION

     PSP operates and derives its revenue from all major regions in the world. The geographical location of property, plant and equipment and the geographical origin of revenues are as follows:

                                                  AMERICAS   EUROPE   ASIA PACIFIC   TOTAL
                                                  --------   ------   ------------   ------
December 31, 2001
  Net sales.....................................   7,883     9,446       1,362       18,691
  Property, plant and equipment, net............     129       378          14          521
December 31, 2002
  Net sales.....................................   8,424     7,907         378       16,709
  Property, plant and equipment, net............      48       284           4          336

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

16.  CONCENTRATION OF RISKS AND FINANCIAL INSTRUMENTS

  CONCENTRATION OF CREDIT RISK

     Credit risk represents the risk that a loss would be recognized at the reporting date if counter parties failed completely to perform as contracted. Financial instruments which potentially subject PSP to a concentration of credit risk consist principally of accounts receivable. Management believes it has adequately provided for the collection risk in PSP's trade accounts receivable by recording an allowance for doubtful accounts which reduces such amounts to their net realizable value.

     Due to the project nature of the speech processing business, PSP derives a substantial portion of its revenues from a limited number of customers. In the year 2001 and the year 2002, two and three customers, respectively accounted for more than 10% of revenues each, and in the aggregate for 28% and 45% of revenues, respectively.

  FINANCIAL INSTRUMENTS

     PSP's earnings, cash flows, and financial position are exposed to foreign currency risk from foreign currency denominated receivables, payables, forecasted transactions, as well as net investments in certain foreign operations. These items are denominated in various foreign currencies, including mainly the U.S. Dollar.

     PSP periodically assesses its foreign currency exchange risk exposure. As USA customers are invoiced from Dallas, USA, in US Dollars and European customers are invoiced from Aachen, Germany, in Euro the currency risk exposure is very limited. Accordingly, PSP does not enter into any hedging activities or purchase derivative instruments.

     During 2001, PSP recorded a net foreign currency transaction profit of E 23 thousand and during the year 2002, a loss was recorded of E 16 thousand, which is included in cost of sales.

  FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

     The carrying values of accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments.

17.  PSP DIVESTMENT

     On October 7, 2002, Royal Philips Electronics N.V. and ScanSoft, Inc. signed a purchase agreement for the transfer of PSP's business, employees, assets and liabilities to ScanSoft. The transaction was consummated on January 30, 2003.

     To provide for an orderly transfer and transition of PSP from Philips to ScanSoft, various ancillary agreements were executed that cover a wide range of matters, including but not limited to:

     - the transfer by Philips to ScanSoft of the business, employees, assets and liabilities associated with PSP's business (Purchase Agreement, Local Asset Transfer Agreements);

     - the transfer or license by Philips to ScanSoft of certain intellectual property rights (Technology Transfer and License Agreement, Trademark Transfer and License Agreement);

     - the provision by Philips of certain corporate and local human resource management, finance and accounting, housing, information technology and other services to ScanSoft (Transition Services Agreement).

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

STOCK INCENTIVE PLANS

     The Philips stock options granted to the PSP employees were not converted into options for shares of ScanSoft. Upon closing, PSP employees with outstanding exercisable options had a limited period of time to exercise these options and all unvested options were cancelled. In addition, ScanSoft has assumed no obligation towards the beneficiaries or towards Philips with respect to these outstanding Philips' stock options.

  PENSIONS AND OTHER POSTRETIREMENT BENEFITS

     In most countries PSP's employees have pension entitlements as part of their benefit packages, and as it is common practice that in offering transferring employees equivalent benefit packages, this equivalence also extends to pension rights. In fact there exists a compulsory European Directive obliging member states to implement legislation in each EC country to the effect that in case of transfer of a business, all pension entitlements transfer with the transferred employees. In the Netherlands, this law has become effective on July 1, 2002.

     In some countries, the pension entitlements are part of a state scheme; in many countries, however, the entitlements are specifically related to Philips, and require a per country approach on how to deal with pension rights going forward and the treatment of accrued rights in the past. There are legal requirements which dictate a transfer of pension liabilities, but also if there is not a strict legal requirement, in many cases taking into account the justified interest of employees will be a precondition for a smooth transition process in terms of consultation with works council and unions.

     Pension entitlement for PSP's employees may be funded by way of a separate pension fund, with an insurance company or by way of a book reserve system.

     In case a book reserve system was used by Philips in a country, the pension liabilities transferred to ScanSoft and Philips included a provision in the local balance sheet which was equal to the actuarial present value of pension rights accrued up to the effective date as calculated under the relevant local book reserve system concerned.

     In case of a dedicated Philips pension fund, transferred employees either received a premium free policy or a collective transfer of liabilities and assets under the terms and rules set by the pertaining pension fund took place.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION

                                 SCANSOFT, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 SCANSOFT, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On October 7, 2002, ScanSoft, Inc. ("ScanSoft") entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, we completed the acquisition of the Speech Processing Telephony and Voice Control business units of Royal Philips Electronics, and related intellectual property on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, we paid 3.1 million euros ($3.4 million) in cash paid at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and a deferred payment of 1.0 million euros in cash due no later than December 31, 2003, a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share.

     The unaudited pro forma statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 give effect to the acquisition of PSP as if ScanSoft and PSP had been combined at the beginning of the earliest period presented. An unaudited pro forma balance sheet is not required as this acquisition is already reflected in the consolidated ScanSoft balance sheet as of March 31, 2003.

     The unaudited pro forma adjustments related to the acquisition of PSP are based on a preliminary purchase price allocation. The purchase price of PSP is preliminary, pending resolution of the determination of the fair value of allocation of certain contractual liabilities assumed by ScanSoft that are still being determined based on the contractual nature of assignability of these contracts. Additionally, the purchase price is subject to adjustment based on a calculation set forth in the purchase agreement, as amended, which must be agreed upon by the parties and which may result in an adjustment either to increase or decrease the total purchase consideration. Upon final determination of the fair value of the liabilities referred to above and the purchase price adjustment, a corresponding adjustment will be recorded to goodwill. No significant transactions occurred between ScanSoft and PSP during the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

     The historical PSP financial information has been derived from the audited financial statements of PSP included in this Form 8-K/A and have been translated from euros to US dollars using average exchange rates for the respective periods.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transactions had been consummated as of January 1, 2002, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes thereto of PSP, included herein, and ScanSoft, as filed in the Company's 2002 Form 10-K.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                    PRO FORMA              PRO FORMA
                                           SCANSOFT      PSP       ADJUSTMENTS             COMBINED
                                           --------    --------    -----------             ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue, third parties.................    $101,524    $ 15,253      $    --               $116,777
Revenue, related party.................       5,095         550           --                  5,645
                                           --------    --------      -------               --------
Total revenue..........................     106,619      15,803           --                122,422
                                           --------    --------      -------               --------
Costs and expenses:
  Cost of revenue......................      16,419       2,382          (29)(3)             18,772
  Cost of revenue from amortization of
     intangible assets.................       9,470          --          484(1)               9,954
  Research and development.............      27,633       9,856           --                 37,489
  Selling general and administrative...      43,771      15,279           --                 59,050
  Amortization of other intangible
     assets............................       1,682          --          749(2)               2,431
  Restructuring and other charges......       1,041          --           --                  1,041
                                           --------    --------      -------               --------
Total costs and expenses...............     100,016      27,517        1,204                128,737
                                           --------    --------      -------               --------
Income (loss) from operations..........       6,603     (11,714)      (1,204)                (6,315)
Other income (expense), net............         (16)          3         (286)(4)(5)(6)         (299)
                                           --------    --------      -------               --------
Income (loss) before income taxes......       6,587     (11,711)      (1,490)                (6,614)
Provision for (benefit from) income
  taxes................................         254        (315)         315(7)                 254
                                           --------    --------      -------               --------
Net income (loss)......................    $  6,333    $(11,396)     $(1,805)                (6,868)
                                           ========    ========      =======               ========
Net income (loss) per common share:
  Basic................................    $   0.09                                        $  (0.11)
  Diluted..............................    $   0.09                                        $  (0.11)
Weighted average common shares:
  Basic................................      67,010                   (3,562)(8)             63,448
  Diluted..............................      72,796                   (9,348)(8)             63,448

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                       PRO FORMA           PRO FORMA
                                            SCANSOFT        PSP       ADJUSTMENTS           COMBINED
                                          ------------   ----------   -----------         ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue, third parties.................     $26,516        $1,116      $     --             $27,632
Revenue, related party.................       1,320            --            --               1,320
                                            -------        ------      --------             -------
Total revenue..........................      27,836         1,116            --              28,952
                                            -------        ------      --------             -------
Costs and expenses:
  Cost of revenue......................       4,302            11            (2)(3)           4,311
  Cost of revenue from amortization of
     intangible assets.................       2,057            --            40 (1)           2,097
  Research and development.............       7,177           837            --               8,014
  Selling general and administrative...      13,261           874            --              14,135
  Amortization of other intangible
     assets............................         361            --            63 (2)             424
  Restructuring and other charges......         529            --            --                 529
                                            -------        ------      --------             -------
Total costs and expenses...............      27,687         1,722           101              29,510
                                            -------        ------      --------             -------
Income (loss) from operations..........         149          (606)         (101)               (558)
Other income (expense), net............          22           (10)          (14)(4)(5)(6)        (2)
                                            -------        ------      --------             -------
Income (loss) before income taxes......         171          (616)         (115)               (560)
Provision for (benefit from) income
  taxes................................          95            --            --                  95
                                            -------        ------      --------             -------
Net income (loss)......................     $    76        $ (616)     $   (115)               (655)
                                            =======        ======      ========             =======
Net income (loss) per common share:
  Basic................................     $  0.00                                         $ (0.01)
  Diluted..............................     $  0.00                                         $ (0.01)
Weighted average common shares:
  Basic................................      67,689                      (3,562)(8)          64,127
  Diluted..............................      77,220                     (13,093)(8)          64,127

---------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1.  ACQUISITIONS

     On October 7, 2002, ScanSoft, Inc. ("ScanSoft") entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, we completed the acquisition of the Speech Processing Telephony and Voice Control business units of Royal Philips Electronics, and related intellectual property on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, we paid 3.1 million euros ($3.4 million) in cash paid at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and a deferred payment of 1.0 million euros in cash due no later than December 31, 2003, a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share.

2.  PRO FORMA ADJUSTMENTS

     Pro forma adjustments reflect only those adjustments which are factually determinable. The purchase price is subject to adjustment based on a calculation set forth in the purchase agreement, as amended, which must be agreed upon by the parties and which may result in an adjustment either to increase or decrease the total purchase consideration. Upon final determination of the purchase price adjustment, a corresponding adjustment will be recorded to goodwill.

     Under the terms of the purchase agreement, as amended, Philips agreed to reimburse the Company for the costs, up to 5.0 million euros, associated with certain restructuring actions taken through December 31, 2003, primarily headcount and facilities related charges associated with operations based in Germany. As of March 31, 2003, the Company entered into severance agreements with a total of 70 employees of Philips resulting in severance costs totaling $1.3 million. Of these amounts, 34 employees and related severance costs of $1.0 million were subject to reimbursement by Philips pursuant to the purchase agreement and as such a related receivable was recorded and remains outstanding at March 31, 2003. The remainder was recorded as part of the purchase price allocation in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." To the extent that the total reimbursable costs exceed 5.0 million euros as of or at any time prior to December 31, 2003, Philips will reimburse the Company for one-third of the excess and the Company will be responsible for the remaining two-thirds of any excess. To the extent that the total reimbursable costs are less than 5.0 million euros at December 31, 2003, Philips will pay to the Company an amount equal to two-thirds of such difference. Any adjustment will either increase or decrease the total purchase consideration and a corresponding adjustment will be recorded to goodwill.

     ScanSoft believes these restructuring actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized.

     Pro forma adjustments include the following:

     (1) Adjustment to record amortization expense related to patents, core and completed technology of $484,000 and $40,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

     (2) Adjustment to record amortization expense related to customer relationships, tradenames and trademarks of $749,000 and $63,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

                                 SCANSOFT, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (3) Adjustment to eliminate amortization expense related to intangible assets of PSP existing prior to the acquisition which were not acquired by ScanSoft. Amortization expense of $29,000 and $2,000 was eliminated for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

     (4) Adjustment to record interest expense on the 5.0 million euro promissory note issued as partial purchase consideration for the acquisition, bearing interest at five percent per year, as if the consideration was issued on January 1, 2002. Interest expense for the year ended December 31, 2002 and the three months ended March 31, 2003 would have been $236,000 and $20,000, respectively.

     (5) Adjustment to eliminate interest income (expense) of $3,000 and ($10,000) for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, recorded on intercompany balances between PSP and Philips, as if the acquisition had occurred on January 1, 2002.

     (6) Adjustment to record imputed interest expense of $47,000 and $4,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, on the non-interest bearing deferred payment of 1.0 million euro to be paid on December 31, 2003 as partial consideration for the PSP acquisition, as if the acquisition had occurred on January 1, 2002.

     (7) Adjustment to eliminate income tax benefits of $315,000 recorded by PSP in its historical statements of operations which would not have been realized by ScanSoft had the acquisition occurred on January 1, 2002.

     (8) Adjustment to exclude the assumed conversion of Series B participating preferred stock of 3,562,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, and to exclude common stock equivalents totaling 9,348,000 and 13,093,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, because their impact would be antidilutive. The pro forma net loss per share and the shares used in pro forma net loss per share do not include the effects of the assumed conversion to common stock of the convertible debenture issued to Philips as partial purchase consideration for the PSP acquisition because the impact would be antidilutive. The total shares of common stock to be issued upon conversion of the debenture would be 4,583,333.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCANSOFT, INC.

                                                /s/ GERALD C. KENT, JR
                                          --------------------------------------
                                                   Gerald C. Kent, Jr.
                                               Vice President, Controller &
                                                 Chief Accounting Officer
                                              (Principal Accounting Officer)

Date: June 19, 2003

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
 2.1(1)     Purchase Agreement, dated as of October 7, 2002, by and
            between Koninklijke Philips Electronics N.V., a limited
            liability company organized under the laws of The
            Netherlands, and ScanSoft, Inc.
 2.2(2)     Amendment No. 1, dated as of December 20, 2002, to Purchase
            Agreement, dated as of October 7, 2002, by and between
            Koninklijke Philips Electronics N.V., a limited liability
            company organized under the laws of The Netherlands, and
            ScanSoft, Inc.
 2.3(3)     Amendment No. 2, dated as of January 29, 2003, to Purchase
            Agreement, dated as of October 7, 2002, by and between
            Koninklijke Philips Electronics N.V., a limited liability
            company organized under the laws of The Netherlands, and
            ScanSoft, Inc.
23.1        Consent of KPMG Accountants N.V.
99.1#       Press Release as of January 30, 2003.

---------------

 #  Previously Filed.

(1) Incorporated by reference from Exhibit 2.4 of the Company's Amendment No. 2 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on January 6, 2003.

(2) Incorporated by reference from Exhibit 2.5 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.

(3) Incorporated by reference from Exhibit 2.6 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (No. 333-100647) filed with the Securities and Exchange Commission on February 7, 2003.